Exhibit (21)
The McGraw-Hill Companies, Inc.
Subsidiaries of Registrant
Listed below are all of our subsidiaries, except certain inactive subsidiaries and certain other of our subsidiaries which are not included in the listing because considered in the aggregate they do not constitute a significant subsidiary as of the end of the year covered by this Report.

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned
The McGraw-Hill Companies, Inc.	New York	Registrant
Capital IQ, Inc.	Delaware	100
*Capital IQ Information Systems (India) Pvt. Ltd.	India	100
*CapitalKey Advisors (Europe) Limited	United Kingdom	100
ClariFI, Inc.	Delaware	100
CTB/McGraw-Hill LLC	Delaware	100
Funds Research USA, LLC	Delaware	100
Grow.net, Inc.	Delaware	100
International Advertising/McGraw-Hill, Inc.	Delaware	100
J.D. Power and Associates	Delaware	100
*Automotive Resources Asia (Hong Kong) Limited	Hong Kong	100
*J.D. Power Commercial Consulting (Shanghai) Co., Ltd.	China	100
*J.D. Power Asia Pacific, Inc.	Japan	100
*J.D. Power and Associates, GmbH	Germany	100
*J.D. Power Australia Pty Ltd	Australia	50
*J.D. Power Automotive Forecasting U.K. Limited	United Kingdom	100
*Power Information Network, LLC	Delaware	100
*Power Information Network, Inc.	Delaware	100
McGraw-Hill Broadcasting Company, Inc.	New York	100
McGraw-Hill Interamericana, Inc.	New York	100
McGraw-Hill International Enterprises, Inc.	New York	100
*McGraw-Hill Interamericana do Brasil Ltda.	Brazil	100
*McGraw-Hill Korea, Inc.	Korea	100
*McGraw-Hill (Malaysia) Sdn. Bhd	Malaysia	100
*Standard & Poor’s Malaysia Sdn. Bhd.	Malaysia	100
*MIE LLC	Delaware	100
*S&P/CITIC Index Information Services	China	50
*The McGraw-Hill Companies (Canada) Corp.	Nova Scotia, Canada	100
McGraw-Hill News Bureaus, Inc.	New York	100
McGraw-Hill New York, Inc.	New York	100
McGraw-Hill Publications Overseas Corporation	New York	100
McGraw-Hill Real Estate, Inc.	New York	100
McGraw-Hill Ventures, Inc.	Delaware	100
Money Market Directories, Inc.	New York	100
S & P India LLC	Delaware	100
Standard & Poor’s Europe, Inc.	Delaware	100
Standard & Poor’s Financial Services LLC	Delaware	100
Standard & Poor’s Hong Kong LLC	Delaware	100

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned
Standard & Poor’s International, LLC	Delaware	100
*CRISIL, Ltd.	India	51.5
*CRISIL Risk and Infrastructure Solutions, Ltd.	India	100
*Irevna Ltd.	United Kingdom	100
*Irevna, LLC	Delaware	100
*Crisil Irevna Argentina S.A.	Argentina	100
*Standard & Poor’s Information Services (Beijing) Co., Ltd.	China	100
*Taiwan Ratings Corporation	Taiwan	51
Standard & Poor’s International Services, Inc.	Delaware	100
Standard & Poor’s Investment Advisory Services LLC	Delaware	100
Standard & Poor’s, LLC	Delaware	100
Standard & Poor’s Securities Evaluations, Inc.	New York	100
Sunshine International, Inc.	Delaware	100
WaterRock Insurance, LLC	Vermont	100

Editora McGraw-Hill de Portugal, Ltda.	Portugal	100
Editorial Interamericana, S.A.	Colombia	100
Funds Research SRL	Argentina	100
Lands End Publishing	New Zealand	100
McGraw-Hill Australia Pty Limited	Australia	100
*McGraw-Hill Book Company New Zealand Limited	New Zealand	100
*Mimosa Publications Pty Ltd.	Australia	100
*Carringbush Publications Pty Ltd.	Australia	100
*Dragon Media International Pty Ltd.	Australia	100
*Platypus Media Pty Ltd.	Australia	100
*Yarra Pty Ltd.	Australia	100
*Standard & Poor’s (Australia) Pty Ltd.	Australia	100
*Standard & Poor’s Information Services (Australia) Pty Ltd.	Australia	100
McGraw-Hill Cayman Finance Ltd.	Cayman Islands	100
McGraw-Hill Holdings Europe Limited	United Kingdom	100
*McGraw-Hill European Holdings SAS	France	100
*McGraw-Hill Finance Europe Limited	United Kingdom	100
*McGraw-Hill Finance (UK) Ltd.	United Kingdom	100
*McGraw-Hill Holdings (UK) Limited	United Kingdom	100
*McGraw-Hill International (U.K.) Limited	United Kingdom	100
*Open International Publishing Limited	United Kingdom	100
*McGraw-Hill Global Holdings (Luxembourg) Sarl	Luxembourg	100
*McGraw-Hill European Holdings (Luxembourg) Sarl	Luxembourg	100
*S&P Credit Market Services Europe Ltd.	United Kingdom	100
*McGraw-Hill International Holdings LLC	Delaware	100
*Standard & Poor’s AB	Sweden	100
*Standard & Poor’s EA Ratings	Russia	100
*The McGraw-Hill Companies GmbH	Germany	100
*The McGraw-Hill Companies SA	France	100
*The McGraw-Hill Companies S.r.l.	Italy	100
*The McGraw-Hill Companies Limited	United Kingdom	100
*Xebec Multi Media Solutions Limited	United Kingdom	100
*McGraw-Hill Interamericana de Espana, S.A.	Spain	100
*Standard & Poor’s Espana, S.A.	Spain	100

	State or	Percentage
	Jurisdiction	of Voting
	of	Securities
	Incorporation	Owned
McGraw-Hill Information Systems Company of Canada Limited	Ontario, Canada	100
McGraw-Hill/Interamericana de Chile Limitada	Chile	100
McGraw-Hill/Interamericana de Venezuela S.A.	Venezuela	100
McGraw-Hill Interamericana Editores, S.A. de C.V.	Mexico	100
*Grupo McGraw-Hill, S.A. de C.V.	Mexico	100
McGraw-Hill/Interamericana, S.A.	Panama	100
McGraw-Hill Ryerson Limited	Ontario, Canada	70.1
Standard & Poor’s (Dubai) Limited	United Arab Emirates	100
Standard & Poor’s Investment Advisory Services (HK) Limited	Hong Kong	100
Standard & Poor’s Maalot Ltd.	Israel	100
Standard & Poor’s, S.A. de C.V.	Mexico	100
*Grupo Standard & Poor’s, S.A. de C.V.	Mexico	100
Standard & Poor’s South Asia Services (Private) Limited	India	100
Tata McGraw Hill Education Private Limited	India	66.25

*	Subsidiary of a subsidiary.